UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016 (April 20,2016)

 CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

CONSOL Energy Inc. (“CONSOL Energy” or the “Company”), as borrower, and certain of its subsidiaries as guarantor loan parties, entered into Amendment No. 2, dated as of April 20, 2016 (the “Amendment”) with certain lenders and PNC Bank, National Association as administrative agent. The Amendment amends the Amended and Restated Credit Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), and the related Amended and Restated Security Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Company, the guarantors party thereto and PNC Bank, National Association, as collateral agent.

Amendment

The Amendment amends the Credit Agreement to require that (i) the Company mandatorily prepay outstanding loans under the Credit Agreement to the extent that cash on hand exceeds $150 million for two consecutive business days, (ii) mortgage 85% of its proved reserves and 80% of its proved developed producing reserves, in each case, which are included in the borrowing base, (iii) maintain applicable deposit, securities and commodities accounts with the lenders or affiliates thereof and (iv) enter into control agreements with respect to such applicable accounts.

In addition, the Company pledged the equity interests it holds of CONE Gathering, LLC and CONE Midstream Partners LP as collateral to secure loans under the Credit Agreement.

General

A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL Energy or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL Energy or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

 Item 2.02 Results of Operations and Financial Condition.

CONSOL Energy issued a press release on April 26, 2016 announcing its 2016 first fiscal quarter results. A copy of the earnings release is attached to this Form 8-K as Exhibit 99.1.

Please refer to our website at www.consolenergy.com for additional information regarding the Company.  For example, periodically during the quarter, we make investor presentations, which will appear on our website under Investor Relations.  Further, you can subscribe to our RSS feeds, including the event calendar that also has, among other matters, our earnings calls and investor presentations.

The information in this Item 2.02 on Form 8-K and Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01 Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1
Amendment No. 2, dated as of April 20, 2016, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, and the Amended and Restated Security Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto, certain lenders and PNC Bank, National Association as administrative agent and as collateral agent.

Exhibit 99.1	Press release of CONSOL Energy Inc. dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:    /s/ David M. Khani
David M. Khani
Chief Financial Officer and Executive Vice President

Dated: April 26, 2016

Exhibit Index

Exhibit No.    Description

Exhibit 10.1
Amendment No. 2, dated as of April 20, 2016, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, and the Amended and Restated Security Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto, certain lenders and PNC Bank, National Association as administrative agent and as collateral agent.

Exhibit 99.1    Press release of CONSOL Energy Inc. dated April 26, 2016